Exhibit 99.1
NVR, INC. ANNOUNCES THIRD QUARTER RESULTS

October 24, 2023, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2023 of $433.2 million, or $125.26 per diluted share. Net income and diluted earnings per share for the third quarter ended September 30, 2023 increased 5% and 6%, respectively, when compared to 2022 third quarter net income of $411.4 million, or $118.51 per diluted share. Consolidated revenues for the third quarter of 2023 totaled $2.57 billion, which decreased 7% from $2.78 billion in the third quarter of 2022.
For the nine months ended September 30, 2023, consolidated revenues were $7.09 billion, a 9% decrease from $7.81 billion reported in 2022. Net income for the nine months ended September 30, 2023 was $1.18 billion, a decrease of 7% when compared to net income for the nine months ended September 30, 2022 of $1.27 billion. Diluted earnings per share for the nine months ended September 30, 2023 was $341.97, a decrease of 5% from $358.61 per diluted share for 2022.
Homebuilding
New orders in the third quarter of 2023 increased by 7% to 4,746 units, when compared to 4,421 units in the third quarter of 2022. The average sales price of new orders in the third quarter of 2023 was $456,100, an increase of 1% when compared with the third quarter of 2022. The cancellation rate in the third quarter of 2023 was 14% compared to 15% in the third quarter of 2022. Settlements in the third quarter of 2023 decreased by 6% to 5,606 units, compared to 5,949 units in the third quarter of 2022. The average settlement price in the third quarter of 2023 was $448,000, a decrease of 3% when compared with the third quarter of 2022. Our backlog of homes sold but not settled as of September 30, 2023 decreased on a unit basis by 4% to 10,371 units and decreased on a dollar basis by 6% to $4.80 billion when compared to the respective backlog unit and dollar balances as of September 30, 2022.
Homebuilding revenues of $2.51 billion in the third quarter of 2023 decreased by 8% compared to homebuilding revenues of $2.74 billion in the third quarter of 2022. Gross profit margin in the third quarter of 2023 increased to 24.3%, compared to 23.6% in the third quarter of 2022. Income before tax from the homebuilding segment totaled $500.8 million in the third quarter of 2023, a decrease of 4% when compared to the third quarter of 2022.
Mortgage Banking
Mortgage closed loan production in the third quarter of 2023 totaled $1.62 billion, a decrease of 2% when compared to the third quarter of 2022. Income before tax from the mortgage banking segment totaled $38.5 million in the third quarter of 2023, an increase of 119% when compared to $17.6 million in the third quarter of 2022. This increase was primarily attributable to an increase in secondary marketing gains on sales of loans.
Effective Tax Rate
Our effective tax rate for the three and nine months ended September 30, 2023 was 19.7% and 18.2%, respectively, compared to 23.6% and 24.3% for the three and nine months ended September 30, 2022, respectively. The decrease in the effective tax rate in each period is primarily attributable to a higher income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $31.9 million and $111.0 million for the three and nine months ended September 30, 2023, respectively, and $10.6 million and $27.7 million for the three and nine months ended September 30, 2022, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-five metropolitan areas in fifteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position and financial results, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; the economic impact of a major epidemic or pandemic; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Homebuilding:
Revenues	$2,512,409	$2,739,445	$6,927,511	$7,658,734
Other income	39,914	10,211	107,119	15,446
Cost of sales	(1,902,174)	(2,092,457)	(5,238,230)	(5,668,549)
Selling, general and administrative	(142,715)	(129,416)	(434,876)	(391,358)
Operating income	507,434	527,783	1,361,524	1,614,273
Interest expense	(6,628)	(6,854)	(20,257)	(31,510)
Homebuilding income	500,806	520,929	1,341,267	1,582,763

Mortgage Banking:
Mortgage banking fees	56,616	37,455	158,121	155,518
Interest income	5,067	3,437	11,908	8,283
Other income	1,169	1,294	3,260	3,669
General and administrative	(24,050)	(24,252)	(69,538)	(70,646)
Interest expense	(268)	(348)	(692)	(1,115)
Mortgage banking income	38,534	17,586	103,059	95,709

Income before taxes	539,340	538,515	1,444,326	1,678,472
Income tax expense	(106,183)	(127,122)	(262,790)	(407,665)

Net income	$433,157	$411,393	$1,181,536	$1,270,807

Basic earnings per share	$132.92	$125.97	$363.14	$383.68

Diluted earnings per share	$125.26	$118.51	$341.97	$358.61

Basic weighted average shares outstanding	3,259	3,266	3,254	3,312

Diluted weighted average shares outstanding	3,458	3,471	3,455	3,544

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Homebuilding:
Cash and cash equivalents	$2,876,606	$2,503,424
Restricted cash	48,979	48,455
Receivables	33,878	20,842
Inventory:
Lots and housing units, covered under sales agreements with customers	1,723,838	1,554,955
Unsold lots and housing units	220,901	181,952
Land under development	41,238	27,100
Building materials and other	17,796	24,268
	2,003,773	1,788,275

Contract land deposits, net	530,170	496,080
Property, plant and equipment, net	58,743	57,950
Operating lease right-of-use assets	72,358	71,081
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	233,768	219,483
	5,899,855	5,247,170
Mortgage Banking:
Cash and cash equivalents	32,310	19,415
Restricted cash	12,099	2,974
Mortgage loans held for sale, net	325,792	316,806
Property and equipment, net	6,182	3,559
Operating lease right-of-use assets	24,595	16,011
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	64,083	47,691
	472,408	413,803
Total assets	$6,372,263	$5,660,973

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	September 30, 2023	December 31, 2022
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$373,303	$334,016
Accrued expenses and other liabilities	386,299	437,234
Customer deposits	355,311	313,804
Operating lease liabilities	77,639	75,818
Senior notes	913,496	914,888
	2,106,048	2,075,760
Mortgage Banking:
Accounts payable and other liabilities	67,333	61,396
Operating lease liabilities	26,299	16,968
	93,632	78,364
Total liabilities	2,199,680	2,154,124

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2023 and December 31, 2022	206	206
Additional paid-in capital	2,801,027	2,600,014
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both September 30, 2023 and December 31, 2022	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	12,954,950	11,773,414
Less treasury stock at cost – 17,345,353 and 17,336,397 shares as of September 30, 2023 and December 31, 2022, respectively	(11,583,600)	(10,866,785)
Total shareholders' equity	4,172,583	3,506,849
Total liabilities and shareholders' equity	$6,372,263	$5,660,973

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,822	$526.2	1,813	$516.2	6,405	$520.2	5,980	$527.1
North East (2)	448	$561.3	348	$510.5	1,353	$563.7	1,249	$512.7
Mid East (3)	916	$407.2	955	$406.7	3,572	$392.4	3,603	$404.4
South East (4)	1,560	$372.8	1,305	$385.0	5,209	$366.3	4,179	$410.2
Total	4,746	$456.1	4,421	$453.4	16,539	$447.7	15,011	$463.9

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,199	$521.2	2,417	$530.6	6,024	$522.2	6,889	$527.3
North East (2)	476	$563.5	487	$513.5	1,271	$538.6	1,307	$507.3
Mid East (3)	1,209	$387.5	1,468	$388.3	3,265	$392.8	4,034	$384.8
South East (4)	1,722	$365.2	1,577	$403.9	4,770	$380.2	4,753	$381.0
Total	5,606	$448.0	5,949	$460.5	15,330	$451.8	16,983	$450.9

	As of September 30,
	2023		2022
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,073	$531.7	4,009	$536.2
North East (2)	967	$587.5	911	$519.1
Mid East (3)	2,160	$401.1	2,596	$407.8
South East (4)	3,171	$379.3	3,242	$433.5
Total	10,371	$463.1	10,758	$472.8

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Average active communities:
Mid Atlantic (1)	167	164	166	157
North East (2)	36	37	37	36
Mid East (3)	109	126	111	126
South East (4)	119	96	110	92
Total	431	423	424	411

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Homebuilding data:
New order cancellation rate	13.6%	15.0%	12.7%	13.0%
Lots controlled at end of period			133,900	131,400

Mortgage banking data:
Loan closings	$1,621,599	$1,656,187	$4,240,529	$4,788,751
Capture rate	89%	81%	86%	84%

Common stock information:
Shares outstanding at end of period			3,209,977	3,211,977
Number of shares repurchased	78,750	88,016	134,751	295,148
Aggregate cost of shares repurchased	$484,262	$368,490	$795,387	$1,384,193

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee, Florida and Georgia

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com